February 20, 1996



IDS Life Insurance Company
IDS Tower 10
Minneapolis, MN 55440-0010

Gentlemen:

Reference is made to the Registration Statement of IDS Life Variable Account for Smith Barney on Form S-6 (File No. 33-5210) under the Securities Act of 1933 which became effective October 10, 1986 registering an indefinite amount of securities pursuant to Rule 24f-2 adopted under The Investment Company Act of 1940. In connection with the Rule 24f-2 Notice for the fiscal year ended December 31, 1995, I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

     1) IDS Life Variable Account for Smith Barney is a validly organized and existing separate account of IDS Life
          Insurance Company duly authorized, as a unit investment trust, with the authority to issue and sell the securities registered, and

     2) The securities issued, being variable life insurance policies, were legally issued, non-assessable and require no further payment by the purchaser.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notice.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
(612) 671-3678

MEM/HSB/rdh